Exhibit 10(n)

TERM NOTE

June 17, 2011

$237,000.00

For value received, the undersigned SONO-TEK CORPORATION, a New York corporation, with an address of 2012 Route 9W , Milton, New York 12547 (the "Borrower"), promises to pay to the order of Manufacturers and Traders Trust Company, a New York banking corporation with an address of One M&T Plaza (Attn: Office of General Counsel), Buffalo, New York 14203 (together with its successors and assigns, the "Bank"), the principal amount of Two Hundred Thirty-Seven Thousand Dollars and Zero Cents ($237,000.00) on or before June 17, 2015 (the "Maturity Date"), as set forth below, together with interest from the date hereof on the unpaid principal balance from time to time outstanding until paid in full. The Borrower shall pay consecutive monthly installments of principal and interest, as follows: $5,304.08 commencing on July 17, 2011, and the same amount (except the last installment which shall be the unpaid balance) on the 17 of each month thereafter. The aggregate principal balance outstanding shall bear interest thereon at a per annum rate equal to Three and One-Half Percent (3.50%).

Reference is hereby made to a certain loan agreement dated on or about the date hereof, as amended, between the Borrower and the Bank for additional terms and conditions applicable to this Note.

The principal amount of this Note will be amortized over 48 months starting from the date of this Note.

Principal and interest shall be payable at the Bank's main office or at such other place as the Bank may designate in writing in immediately available funds in lawful money of the United States of America without set-off, deduction or counterclaim. Interest shall be calculated on the basis of actual number of days elapsed and a 360-day year.

At the option of the Bank, this Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (each, an "Event of Default"): (1) default of any liability, obligation, covenant or undertaking of the Borrower or any guarantor hereof to the Bank or Bank Affiliates (as hereafter defined), hereunder or otherwise, including, without limitation, failure to pay in full and when due any installment of principal or interest or default of the Borrower or any guarantor hereof under any other loan document delivered by the Borrower or any guarantor, or in connection with the loan evidenced by this Note or any other agreement by the Borrower or any guarantor with the Bank; (2) failure of the Borrower or any guarantor hereof to maintain aggregate collateral security value satisfactory to the Bank; (3) default of any material liability, obligation or undertaking of the Borrower or any guarantor hereof to any other party; (4) if any statement, representation or warranty heretofore, now or hereafter made by the Borrower or any guarantor hereof in connection with the loan evidenced by this Note or in any supporting financial statement of the Borrower or any guarantor hereof shall be determined by the Bank to have been false or misleading in any material respect when made; (5) if the Borrower or any guarantor hereof is a corporation, trust, partnership or limited liability company, the liquidation, termination or dissolution of any such organization, or the merger or consolidation of such organization into another entity, or its ceasing to carry on actively its present business or the appointment of a receiver for its property; (6) the death of the Borrower or any guarantor hereof and, if the Borrower or any guarantor hereof is a partnership or limited liability company, the death of any partner or member; (7) the institution by or against the Borrower or any guarantor hereof of any proceedings under the Bankruptcy Code 11 USC §101 et seq. or any other law in which the Borrower or any guarantor hereof is alleged to be insolvent or unable to pay its debts as they mature, or the making by the Borrower or any guarantor hereof of an assignment for the benefit of creditors or the granting by the Borrower or any guarantor hereof of a trust mortgage for the benefit of creditors; (8) the service upon the Bank of a writ in which the Bank is named as trustee of the Borrower or any guarantor hereof; (9) a judgment or judgments for the payment of money shall be rendered against the Borrower or any guarantor hereof, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution; (10) any levy, lien (including mechanics lien) except as permitted under any of the other loan documents between the Bank and the Borrower, seizure, attachment, execution or similar process shall be issued or levied on any of the property of the Borrower or any guarantor hereof; (11) the termination or revocation of any guaranty hereof; or (12) the occurrence of such a change in the condition or affairs (financial or otherwise) of the Borrower or any guarantor hereof, or the occurrence of any other event or circumstance, such that the Bank, in its sole discretion, deems that it is insecure or that the prospects for timely or full payment or performance of any obligation of the Borrower or any guarantor hereof to the Bank has been or may be impaired.

Payments may be applied in any order in the sole discretion of the Bank but, prior to default, shall be applied first to past due interest, expenses (which shall include all fees and costs, as well as all disbursements incurred by the Bank to preserve or enforce its rights under this Note or any other document executed in connection herewith), late charges and principal; then to current interest, expenses, late charges and principal, and last to remaining principal. Notwithstanding the foregoing, any payments received after the occurrence and during the continuance of an Event of Default shall be applied in such manner as the Bank may determine. The Borrower hereby authorizes the Bank to charge any deposit account which the Borrower may maintain with the Bank for any payment required hereunder without prior notice to the Borrower.

If pursuant to the terms of this Note, the Borrower is at any time obligated to pay interest on the principal balance at a rate in excess of the maximum interest rate permitted by applicable law for the loan evidenced by this Note, the applicable interest rate shall be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

The Borrower represents to the Bank that the proceeds of this Note will not be used for personal, family or household purposes or for the purpose of purchasing or carrying margin stock or margin securities within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

The Borrower grants to the Bank a continuing lien on and security interest in any and all deposits or other sums at any time credited by or due from the Bank or any Bank Affiliate (as hereinafter defined) to the Borrower and any cash, securities, instruments or other property of the Borrower in the possession of the Bank or any Bank Affiliate, whether for safekeeping or otherwise, or in transit to or from the Bank or any Bank Affiliate (regardless of the reason the Bank or Bank Affiliate had received the same or whether the Bank or Bank Affiliate has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower to the Bank or any Bank Affiliate and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower to the Bank or any Bank Affiliate at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Bank or any Bank Affiliate.

No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and any other party obligated on account of this Note by contract, by operation of law or otherwise (the Borrower and each Borrower, if more than one, and each such other party, an "Obligor"), regardless of the time, order or place of signing, waive presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of every kind in connection with the delivery, acceptance, performance or enforcement of this Note and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable and waives all recourse to suretyship and guarantor defenses generally, including any defense based on impairment of collateral. To the maximum extent permitted by law, the Borrower waives and terminates any homestead rights and/or exemptions respecting any premises under the provisions of any applicable homestead laws, including without limitation, Section 5206 of the Civil Practice Law and Rules of New York.

The Borrower shall indemnify, defend and hold the Bank and the Bank Affiliates and their directors, officers, employees, agents and attorneys (each an "Indemnitee") harmless against any claim brought or threatened against any Indemnitee by the Borrower or by any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Bank's relationship with the Borrower (each of which may be defended, compromised, settled or pursued by the Bank with counsel of the Bank's selection, but at the expense of the Borrower), except for any claim arising out of the gross negligence or willful misconduct of the Bank.

The Borrower agrees to pay, upon demand, costs of collection of all amounts under this Note including, without limitation, principal and interest, or in connection with the enforcement of, or realization on, any security for this Note, including, without limitation, to the extent permitted by applicable law, reasonable attorneys' fees and expenses. Upon the occurrence and during the continuance of an Event of Default, interest shall accrue at a rate per annum equal to the aggregate of 4.0% plus the rate provided for herein. If any payment due under this Note is unpaid for 5 days or more, the Borrower shall pay, in addition to any other sums due under this Note (and without limiting the Bank's other remedies on account thereof), a late charge equal to the greater of $50 or 5.0% of such unpaid amount (which amount shall be subject to and limited so as to not be in violation of the provisions of Section 254-b of New York Real Property Law, if applicable).

This Note shall be binding upon the Borrower and upon its heirs, successors, assigns and legal representatives, and shall inure to the benefit of the Bank and its successors, endorsees and assigns.

The liabilities of the Borrower and each Borrower, if more than one, and any Obligor are joint and several; provided, however, the release by the Bank of the Borrower or any one or more Obligors shall not release any other person obligated on account of this Note. Any and all present and future debts of the Borrower to any Obligor are subordinated to the full payment and performance of all present and future debts and obligations of the Borrower to the Bank. Each reference in this Note to the Borrower and each Borrower, if more than one, and Obligor, is to such person individually and also to all such persons jointly. No person obligated on account of this Note may seek contribution from any other person also obligated, unless and until all liabilities, obligations and indebtedness to the Bank of the person from whom contribution is sought have been irrevocably satisfied in full. The release or compromise by the Bank of any collateral shall not release any person obligated on account of this Note.

The Borrower authorizes the Bank to complete this Note if delivered incomplete in any respect. A photographic or other reproduction of this Note may be made by the Bank, and any such reproduction shall be admissible in evidence with the same effect as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

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The Borrower will from time to time execute and deliver to the Bank such documents, and take or cause to be taken, all such other further action, as the Bank may request in order to effect and confirm or vest more securely in the Bank all rights contemplated by this Note or any other loan documents related thereto (including, without limitation, to correct clerical errors) or to vest more fully in or assure to the Bank the security interest in any collateral securing this Note or to comply with applicable statute or law.

This Note shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to any party hereto at the address for such party as set forth herein, or at such other address as any party may from time to time designate in written notice received by the other parties hereto; provided, however, that in order for any notice to the Bank to be deemed effective, a duplicate notice shall be separately delivered to the Bank at the current office address of the Bank officer primarily responsible for the customer account to which this document relates. Any such demand or notice shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service. Notice by e-mail is not valid notice under this or any other agreement between the undersigned parties.

The term "Bank Affiliate" as used in this Note shall mean any banking or lending affiliates of the Bank, any party acting as a participant lender in the credit arrangements contemplated herein, or any third party acting on the Bank's behalf._

Except as set forth below, no change in this Note or waiver of any right or remedy hereunder can be made except in a writing signed by the Bank. No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank.

This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Borrower and the Bank with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank.

If there is more than one obligor to the Bank named herein and signing below, each such obligor shall be jointly and severally liable for the payment of all amounts and performance of all obligations required hereunder.

Preauthorized Transfers from Deposit Account. If a deposit account number is provided, Borrower hereby authorizes the Bank to debit Borrower’s deposit account # 11000911401818 with the Bank automatically for any amount which becomes due under this Note.

The Borrower irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in New York, over any suit, action or proceeding arising out of or relating to this Note. The Borrower irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. The Borrower hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Borrower's, address shown below or as notified to the Bank and (ii) by serving the same upon the Borrower(s) in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon the Borrower.

THE BORROWER AND THE BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS NOTE, ANY OF THE OBLIGATIONS OF THE BORROWER TO THE BANK, AND ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREES NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE, OR HAS NOT BEEN, WAIVED. THE BORROWER AND THE BANK EACH CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

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Executed as of June 17, 2011.

Witness:	Borrower:

SONO-TEK CORPORATION

/s/ Tina M. Walz	By: /s/ Stephen J. Bagley
Stephen J. Bagley, Chief Financial Officer

2012 Route 9W
Milton, New York
12547

STATE OF NEW YORK	:
SS.
COUNTY OF _________________________	:

On the _______ day of ______________________ in the year 20___ , before me, the undersigned, a Notary Public in and for said State, personally appeared, Stephen J. Bagley, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

____________________________

NOTARY PUBLIC

____________________________

TYPE OR PRINT NAME

FOR BANK USE ONLY

Authorization Confirmed: /s/ Tina M. Walz

Signature per C.P. 4.15.10

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RIDER

To Promissory Note

(AFS or DATALINK)

Linked Deposit Program

Borrower: Sono-Tek Corporation

Promissory Note Information:       Title of Note: Term Note

Original Principal Amount: $237,000.00

Date of Note: June, 2011

THIS RIDER is made as of this 17th day of June, 2011, by Borrower in favor of Manufacturers and Traders Trust Company (“Bank”) in connection with and as an addendum to the promissory note referenced above (‘Note”). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings as set forth in the Note. To the extent that the terms of this Rider are inconsistent with other terms in the Note, the terms of this Rider shall control.

Definitions.

“Linked Deposit Program” shall mean the Empire State Development Linked Deposit Program, in which the Bank is, as of the date hereof, a participant.

“Program Rate” shall mean the rate equal to 1.377 percentage points below the Base Rate.

“Base Rate” shall mean 3.500%.

“Adjusted Rate” shall mean on any given day:

☑ Not Applicable (The Note is to mature without a Reset Date.)

☐ ________

☐ the rate (“Floating Rate”) equal to _____ percentage points above the rate in effect on that day as the rate announced by the Bank as its prime rate of interest.

☐ the rate (“Adjusted Fixed Rate”) equal to the greater of (i) _____ % or (ii) _____ percentage points above the sum of the yield on United States Treasury Obligations, adjusted to a constant maturity of __________ (___) years in effect two (2) business days prior to the Reset Date, as published by the Board of Governors of the Federal Reserve System in the Federal Reserve Statistical Release H.15(519), or by such other quoting service, index or commonly available source utilized by the Bank, plus the “ask” side of the __________ (___) year swap spread in effect two (2) business days prior to the Reset Date, as set forth in Bloomberg, L.P. or such other quoting service, index or commonly available source utilized by the Bank.

☐ either the Floating Rate or the Adjusted Fixed Rate (each as defined above, with appropriate blanks filled in to complete the definitions), as selected by Borrower upon a one-time written notice to the Bank (at the address and to the attention of the Bank’s officer listed below) at least five (5) business days prior to the Reset Date; provided however, if no such selection is made as required, Borrower shall be deemed to have selected the Floating Rate.

Manufacturers and Traders Trust Company

___________________________________

___________________________________

Attn.:_______________________________

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“Reset Date” shall mean:

☑ Not Applicable (The Note is to mature without a Reset Date.)

☐ the date 48 months from the date of this Note (which under no circumstances shall be more than forty-eight (48) months from the date of this Note).

Interest. The outstanding principal amount of this Note shall earn interest calculated on the basis described in the Note, as follows:

•	UNLESS OTHERWISE PROVIDED HEREIN, from and including the date the proceeds of this Note are disbursed, to, but not including, the earlier of the Reset Date (if applicable) or the Maturity Date, the outstanding principal amount shall earn interest at a rate per year (“Interest Rate”) which shall on each day be the Program Rate.

•	PROVIDED, HOWEVER, the applicable Interest Rate prior to the earlier of the Reset Date (if applicable) or the Maturity Date shall automatically and immediately (without further notice to Borrower) be adjusted to the Base Rate if (i) the Bank terminates its participation in the Linked Deposit Program, (ii) the Linked Deposit Program is canceled or otherwise terminated, (iii) Borrower’s right to participate in the Linked Deposit Program is canceled, revoked or is otherwise not authorized, or (iv) all requirements of the Linked Deposit Program have not been satisfied (as determined by the Bank in its discretion) with respect to the loan evidenced by the Note. Under any of the above scenarios, the Bank reserves the right to charge Borrower for the amount of any interest that would have accrued, or other amounts that would otherwise have been due to the Bank, if the Base Rate had been in effect from the date the proceeds of the Note were disbursed. Similarly, to the extent this Note contemplates a prepayment premium and for the purposes of calculating any such prepayment premium in connection with a prepayment made while the Program Rate is otherwise in effect, the interest rate in effect on the date of prepayment shall be deemed to be the Base Rate.

•	From and including the Reset Date (if applicable), to, but not including the date all amounts hereunder are paid in full, the applicable Interest Rate shall on each day be at the Adjusted Rate (if applicable).

Recalculation of Principal and Interest Installments. To the extent (if at all) that the Note contemplates repayment by Borrower in consecutive level installments of principal and interest over the term of the Note until the Maturity Date, the amount of each installment of principal and interest due and payable under the Note may be adjusted by the Bank at any time to account for any change in the applicable Interest Rate as described herein. Absent manifest error, the Bank’s calculation of the adjustment and determination of the ongoing installment amounts shall be conclusive of the amounts due and payable by Borrower. Any such adjustment may affect the amount of the final installment of principal due at the Maturity Date.

Default Rate. If an Event of Default occurs, the Interest Rate on the outstanding principal amount shall immediately and automatically increase to five (5) percentage points above either (i) the Base Rate (if the Event of Default occurs prior to the Reset Date), or (ii) the Adjusted Rate (if the Event of Default occurs on or after the Reset Date) (“Default Rate”), and any judgment entered hereon or otherwise in connection with any suit to collect on amounts due hereunder shall bear interest at such Default Rate.

Sono-Tek Corporation

By: /s/ Stephen J. Bagley

Name: Stephen J. Bagley

Title: Chief Financial Officer

_________________________________________________________________________________________________

For Bank Use Only:

While the Program Rate is in affect the consecutive level installments of principal and interest shall be $5,157.87.

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